REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of Trustees of
Northern Lights Fund Trust
and the Shareholders of Adaptive
Allocation Fund


In planning and performing our audit
of the financial statements of Adaptive
Allocation Fund (the Fund), a series of
shares of beneficial interest in
Northern Lights Fund Trust, as of
January 31, 2016 and for the year
then ended, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States) (PCAOB), we considered the
Funds internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A companys internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the reliability of
financial reporting and the preparation
of financial statements for external
purposes in accordance with
accounting principles generally
accepted in the United States of
America (GAAP).  A companys
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of the financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees,
in the normal course of performing
their assigned functions, to prevent or
detect misstatements on a timely
basis.  A material weakness is a
deficiency, or combination of
deficiencies, in internal control over
financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the PCAOB. However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness, as defined above, as of January 31, 2016.

This report is intended solely for the
information and use of management,
the shareholders of Adaptive
Allocation Fund, the Board of Trustees
of Northern Lights Fund Trust, and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.





		BBD, LLP


Philadelphia, Pennsylvania
March 29, 2016